SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2006

X AND O COSMETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	68-0605151
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

107 St. Patrick's Street Donaldsonville, Louisiana	70346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 473-7578

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 18, 2006, X and O Cosmetics, Inc. entered into a Memorandum of Understanding (“MOU”) with Juma Technology, LLC regarding the anticipated acquisition of Juma Technology, LLC by X and O Cosmetics, Inc. as described in the attached exhibit. In connection with the MOU, we agreed to enter into a definitive agreement on commercially reasonable terms in which we would issue out our common stock in exchange for all of the outstanding Juma membership interests. In that process, if completed, Juma will become our subsidiary and its members would obtain and hold an 80% or greater ownership interest of our common stock.

The MOU is binding only if: (i) the exchange of Juma’s membership interests qualifies under IRC 351; (ii) Juma obtains a favorable tax opinion from its counsel regarding the proposed transaction; and (iii) all other tax consequences affecting the members of Juma resulting from the transaction are resolved to the satisfaction of Juma and its members. Under the MOU, a definitive agreement must be entered into by October 15, 2006 or it may be terminated by either party.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.  Description of Exhibit
10.1  Memorandum of Understanding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

X AND O COSMETICS, INC.

By: /s/ Glen Landry
Glen Landry
President, Chief Executive Officer,
Chief Financial Officer and
Chief Accounting Officer